As Filed with the Securities and Exchange Commission on June 21, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

XPeng Inc.

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

No. 8 Songgang Road, Changxing Street

Cencun, Tianhe District, Guangzhou

Guangdong 510640

People’s Republic of China

+86-020-6680-6680

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Second Amended and Restated 2019 Equity Incentive Plan

(Full title of the Plan)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, N.Y. 10168

+1 (800) 221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Hongdi Brian Gu Vice Chairman and President No. 8 Songgang Road, Changxing Street Cencun, Tianhe District, Guangzhou Guangdong 510640 People’s Republic of China +86-020-6680-6680	Yi Gao, Esq. Simpson Thacher & Bartlett LLP c/o 35th Floor, ICBC Tower 3 Garden Road Central, Hong Kong +852-2514-7600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This registration statement on Form S-8 (“Registration Statement”) is being filed pursuant to the General Instruction E to Form S-8 for the purpose of registering an aggregate of 20,000,000 additional Class A ordinary shares, par value US$0.00001 per share (the “Class A Ordinary Shares”) of XPeng Inc. (the “Registrant”), which are reserved for issuance under the Registrant’s Second Amended and Restated 2019 Equity Incentive Plan (the “2019 Plan”). These 20,000,000 additional Class A Ordinary Shares are of the same class as other securities for which a registration statement on Form S-8 was filed with the Securities and Exchange Commission (the “Commission”) on December 29, 2020 (File No. 333-251792) (the “Existing S-8 Registration Statement”), but were not registered under the Existing S-8 Registration Statement. An aggregate of 3,000,000 Class A Ordinary Shares in the capital of the Registrant were previously registered for issuance under the 2019 Plan pursuant to the Existing S-8 Registration Statement. Pursuant to the General Instruction E to Form S-8, the contents of the Existing S-8 Registration Statement are incorporated by reference into this Registration Statement, except as otherwise set forth herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. Incorporation of Documents by Reference

The following documents filed by the Registrant with the Commission are incorporated by reference herein:

a. The Registrant’s annual report on Form 20-F for the fiscal year ended December 31, 2021, filed with the Commission on April 28, 2022 (File No. 001-39466); and

b. The description of the Registrant’s Class A Ordinary Shares contained in its Registration Statement on  Form 8-A (Registration No. 001-39466) filed with the Commission on August 21, 2020 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which incorporates by reference the description of the Registrant’s Class A Ordinary Shares set forth in the Registrant’s Registration Statement on Form F-1 (Registration No. 333-242283), as amended, initially filed with the Commission on August 7, 2020, including any amendments or reports filed for the purpose of updating such description.

All documents filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8. Exhibits

The Exhibits listed on the accompanying Exhibit Index are filed as a part of, or incorporated by reference into, this Registration Statement. (See Exhibit Index below).

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

4.1	Eighth Amended and Restated Memorandum and Articles of Association of the Registrant (incorporated herein by reference to Exhibit 3.1 to the current report on Form 6-K (File No. 001-39466), previously furnished with the Securities and Exchange Commission on December 9, 2021)

5.1*	Opinion of Harney Westwood & Riegels

10.1	Second Amended and Restated 2019 Equity Incentive Plan (incorporated herein by reference to Exhibit 4.17 of the Registrant’s annual report on Form 20-F for the fiscal year ended December 31, 2021 filed with the Securities and Exchange Commission on April 28, 2022 (File No. 001-39466))

23.1*	Consent of Harney Westwood & Riegels (included in Exhibit 5.1)

23.2*	Consent of PricewaterhouseCoopers Zhong Tian LLP

24.1*	Powers of Attorney (included on the signature page in Part II of this Registration Statement)

107*	Filing Fee Table

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Guangzhou, China on June 21, 2022.

XPeng Inc.

By:	/s/ Xiaopeng He
Name: Xiaopeng He
Title: Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Xiaopeng He and Heng Xia, and each of them singly, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, as amended, and all post-effective amendments thereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Xiaopeng He Xiaopeng He	Chairman and Chief Executive Officer (principal executive officer)	June 21, 2022

/s/ Heng Xia Heng Xia	Director and President	June 21, 2022

/s/ Yingjie Chen Yingjie Chen	Director	June 21, 2022

/s/ Qin Liu Qin Liu	Director	June 21, 2022

/s/ Ji-Xun Foo Ji-Xun Foo	Director	June 21, 2022

/s/ Fei Yang Fei Yang	Director	June 21, 2022

/s/ Donghao Yang Donghao Yang	Director	June 21, 2022

/s/ Fang Qu Fang Qu	Director	June 21, 2022

/s/ HongJiang Zhang HongJiang Zhang	Director	June 21, 2022

/s/ Hsueh-Ching Lu Hsueh-Ching Lu	Vice President of Finance and Accounting (principal financial and accounting officer)	June 21, 2022

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of XPeng Inc. has signed this registration statement or amendment thereto in New York, New York on June 21, 2022.

US Authorized Representative
Cogency Global Inc.

By:	/s/ Colleen A. De Vries
Name: Colleen A. De Vries
Title: Senior Vice President